Exhibit 99.1

FOR IMMEDIATE RELEASE    Contacts:      Bill Chardavoyne
                                        Chief Financial Officer
                                        (310) 255-2229
                                        bchardavoyne@activision.com

                                        Kristin Mulvihill
                                        Sr. Director, Investor Relations
                                        (310) 255-2635
                                        kmulvihill@activision.com

                                        Press Contact:  Ashley Dyer
                                        Morgen-Walke Associates
                                        (415) 439-4505
                                        adyer@mwa-sf.com



          ACTIVISION REAFFIRMS FISCAL 2002 AND 2003 EARNINGS GUIDANCE


Santa Monica, CA - July 30, 2001 - Activision, Inc. (Nasdaq: ATVI) today reaffirmed its financial guidance provided in its first quarter earnings release and conference call on July 24, 2001.

In response to inquiries the Company has received, Activision has reaffirmed its previous guidance that fiscal year 2002 earnings are expected to be approximately $0.87 per share, with fiscal year 2003 earnings approximately $1.11 per share.

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment software products. Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Japan, Australia, and the Netherlands.

The statements contained in this release that are not historical facts are "forward-looking statements." The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, and other factors that could affect Activision, are described in the prospectus filed as part of the above-mentioned registration statement and in Activision's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, which was filed with the United States Securities and Exchange Commission. Readers of this press release are referred to such filings.

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